CONSENT OF CHARTERED ACCOUNTANTS


To the Board of Directors of Gandalf Technologies Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-87578, No. 2-93961, No. 33-31498, No. 33-31499, No. 33-
50017, No. 03-55221, No. 033-58691, No. 033-64375, No. 333-00783 and
No. 333-02677); on Form S-4 (No. 33-41556); on Form S-3 (No. 33-42077) and
in the related prospectuses therein of our reports dated May 10, 1996 on the consolidated financial statements and schedule of Gandalf Technologies Inc., which reports are included or incorporated by reference in this annual report on Form 10-K.






S/KPMG PEAT MARWICK THORNE
- --------------------------
Chartered Accountants
Ottawa, Ontario
May 10, 1996